Exhibit 99.1

Casa Systems Announces Launch of Proposed Public Offering

Also Announces Partial Lock-Up Release

ANDOVER, Mass., April 23, 2018 (GLOBE NEWSWIRE) — Casa Systems, Inc. (NASDAQ:CASA), a provider of software-centric solutions for next generation centralized, distributed and virtualized architectures for cable broadband, fixed-line broadband and wireless networks, today announced that it has commenced a follow-on public offering of 7,350,000 shares of common stock pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission. All of the shares are being offered by certain stockholders of the company. In addition, the underwriters have been granted a 30-day option to purchase up to an additional 1,102,500 shares of common stock from the selling stockholders. The company will not receive any of the proceeds from the sale of shares by the selling stockholders.

In connection with the public offering, Morgan Stanley & Co. LLC, on behalf of the underwriters for the company’s initial public offering, has agreed to release the restrictions under the lock-up agreements entered into in connection with the Company’s initial public offering with respect to 8,452,500 shares to be sold by the selling stockholders in the offering (including the shares to be sold pursuant to the underwriters’ option) and 2,343,071 shares outstanding or issuable upon exercise of vested options held by existing stockholders and optionholders who are not participating in the offering. The release will take effect concurrently with the offering. The lock-up restrictions for the remaining shares under the lock-up agreements entered into in the company’s initial public offering shall otherwise remain in full force and effect. In addition, the company, its directors and executive officers, and all selling stockholders have agreed to additional lock-up agreements that will restrict dispositions of their securities until 90 days after the pricing date of this follow-on offering.

Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as joint book-running managers for the offering, with Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated, acting as passive book-runners, and Macquarie Capital (USA) Inc., Northland Securities, Inc. and William Blair & Company, L.L.C. acting as co-managers.

This offering is being made only by means of a prospectus. A copy of the preliminary prospectus relating to the offering may be obtained, when available, from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or Barclays Capital Inc., Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 888-603-5847 or by email at barclaysprospectus@broadridge.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Copies of the registration statement can be accessed by visiting the Securities and Exchange Commission website at www.sec.gov. The securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Casa Systems

Casa Systems, Inc. (NASDAQ:CASA) provides software solutions that enable cable broadband, fixed broadband, and wireless providers to meet the growing demand for gigabit bandwidth and services. We provide a suite of software-centric infrastructure solutions that allow cable service providers to deliver voice, video and data services over a single platform at multi-gigabit speeds. In addition, we offer solutions for next-generation centralized, distributed and virtualized architectures for cable, fixed telecom and wireless networks. Our solutions are commercially deployed in over 70 countries serving more than 450 customers, including regional broadband service providers as well as some of the world’s largest Tier 1 broadband service providers.

Media Contact:

Alicia Thomas

Casa Systems

817-909-8921

Alicia.thomas@casa-systems.com

Jeff Fox

The Blueshirt Group

415-828-8298

jeff@blueshirtgroup.com

Investor Contact:

Monica Gould

The Blueshirt Group

212-871-3927